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                                                                    Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated September 13, 1996, accompanying the consolidated financial statements of ABR Information Services, Inc. appearing in the 1996 Annual Report of the Company to its shareholders and accompanying the schedule included in the Annual Report on Form 10-K for the year ended July 31, 1996, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts".




GRANT THORNTON LLP

Tampa, Florida
December 2, 1996